POWER OF ATTORNEY

  Know All by These Presents, that I, Steven D. Anderson, hereby make, constitute, and appoint Jerry P. Lehrman, Robert J. Vold and John E. Nardecchia or any of them acting alone, with full power of substitution and revocation, my true and lawful attorney for me and in my name to prepare, execute and file with the Securities and Exchange Commission reports of my beneficial ownership of shares of common stock of Norstan, Inc., giving my said attorney full power and authority to do everything whatsoever necessary to be done in the premises as fully as I could do if personally present, and hereby ratify and confirm all that my said attorney or his substitute or substitutes shall lawfully do or cause to be done by virtue hereof.

  IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of February, 2004.

Signature:  /s/ Steven D. Anderson

Print Name:  Steven D. Anderson



Subscribed and sworn to before me this 19th day of February, 2004.

Signature: /s/ Erich M. Feierabend

Erich M. Feierabend, Notary Public
State of Ohio
My Commission Expires March 13, 2005